   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 1997.
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            H. F. AHMANSON & COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                          6035                         95-0479700
  (STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
       OF INCORPORATION)            CLASSIFICATION CODE NO.)          IDENTIFICATION NO.)

                              4900 RIVERGRADE ROAD
                          IRWINDALE, CALIFORNIA 91706
                                 (626) 960-6311
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              MADELEINE A. KLEINER
              SENIOR EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            H. F. AHMANSON & COMPANY
                              4900 RIVERGRADE ROAD
                          IRWINDALE, CALIFORNIA 91706
                                 (626) 960-6311
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                WITH COPIES TO:

       ALISON S. RESSLER                                                   VICTOR I. LEWKOW
      SULLIVAN & CROMWELL                                             CLEARY, GOTTLIEB, STEEN &
                                                                               HAMILTON
    444 SOUTH FLOWER STREET                      AND                      ONE LIBERTY PLAZA
 LOS ANGELES, CALIFORNIA 90071                                         NEW YORK, NEW YORK 10006
         (213) 955-8000                                                     (212) 225-2000

 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                                       PROPOSED
                                                 PROPOSED MAXIMUM       MAXIMUM
TITLE OF EACH CLASS OF           AMOUNT TO BE     OFFERING PRICE       AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED(1)       PER UNIT       OFFERING PRICE   REGISTRATION FEE
------------------------------------------------------------------------------------------------------
Common stock (including
  associated stock purchase
  rights).....................  399,920 shares          N/A               N/A            $8,337(2)
======================================================================================================

(1) The number of shares of Common Stock, par value $.01 per share ("Ahmanson Common Stock"), of H. F. Ahmanson & Company ("Ahmanson") to be registered pursuant to this Registration Statement, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction K to Form S-4, is based upon the number of shares of Common Stock, par value $.01 per share ("Coast Common Stock"), of Coast Savings Financial, Inc. presently outstanding or reserved for issuance under various plans or otherwise expected to be issued upon the consummation of the proposed transaction to which this Registration Statement relates (20,283,360), multiplied by the exchange ratio of 0.8082 shares of Ahmanson Common Stock for each share of Coast Common Stock (20,283,360 X 0.8082 = 16,393,012), less the number of shares (15,993,092) registered pursuant to Ahmanson's registration statement on Form S-4 (Commission File No. 333-41645).

(2) Pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended, the registration fee is based on the average of the high and low sales prices of Coast Common Stock, as reported by the New York Stock Exchange on January 9, 1998 ($57.109375), and computed based on the number of shares (494,828) that may be exchanged for the Ahmanson Common Stock being registered.
================================================================================

     This Registration Statement on Form S-4 filed by H. F. Ahmanson & Company, a Delaware corporation (the "Registrant"), is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction K to Form S-4. The contents of the Registrant's registration statement on Form S-4 (Commission File No. 333-41645) are hereby incorporated by reference herein.

                                    PART II

1. REQUIRED CONSENTS AND OPINIONS (AND POWERS OF ATTORNEY)

    EXHIBIT
      NO.                                        DESCRIPTION
    -------   ---------------------------------------------------------------------------------
       5.1    Opinion of Sullivan & Cromwell (incorporated by reference to exhibit 5.1 to the
              Registrant's registration statement on Form S-4 (Commission File No. 333-41645)
              (the "Earlier Registration Statement")).
       8.1    Tax opinion of Sullivan & Cromwell (incorporated by reference to exhibit 8.1 to the Earlier Registration Statement).
       8.2    Tax opinion of Cleary, Gottlieb, Steen & Hamilton (incorporated by reference to exhibit 8.2 to the Earlier Registration Statement).
      23.1    Consent of KPMG Peat Marwick LLP.
      23.2    Consent of KPMG Peat Marwick LLP.
      23.3    Consent of Sullivan & Cromwell (incorporated by reference to exhibit 23.3 to the
              Earlier Registration Statement).
      23.4    Consent of Sullivan & Cromwell (incorporated by reference to exhibit 23.4 to the
              Earlier Registration Statement).
      23.5    Consent of Cleary, Gottlieb, Steen & Hamilton (incorporated by reference to exhibit 23.5 to the Earlier Registration Statement).
      23.6    Consent of Goldman, Sachs & Co.
      24.1    Powers of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irwindale, State of California on January 12, 1998.

                                          H. F. AHMANSON & COMPANY

                                          By:      /s/ TIM S. GLASSETT
                                            ------------------------------------
                                          Name: Tim S. Glassett
                                          Title: First Vice President and
                                             Assistant General Counsel

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                 TITLE                      DATE
---------------------------------------------   -----------------------------   ------------------
          /s/ CHARLES R. RINEHART*              Chairman of the Board and         January 12, 1998
---------------------------------------------   Chief Executive Officer
             Charles R. Rinehart                (Principal Executive Officer)

            /s/ KEVIN M. TWOMEY*                Senior Executive Vice             January 12, 1998
---------------------------------------------   President and Chief Financial
               Kevin M. Twomey                  Officer (Principal Financial
                                                Officer)

             /s/ GEORGE MIRANDA*                First Vice President and          January 12, 1998
---------------------------------------------   Principal Accounting Officer
               George Miranda

            /s/ BYRON ALLUMBAUGH*               Director                          January 12, 1998
---------------------------------------------
              Byron Allumbaugh

            /s/ HAROLD A. BLACK*                Director                          January 12, 1998
---------------------------------------------
               Harold A. Black

          /s/ RICHARD M. BRESSLER*              Director                          January 12, 1998
---------------------------------------------
             Richard M. Bressler

                                                Director
---------------------------------------------
               John E. Bryson

           /s/ DAVID R. CARPENTER*              Director                          January 12, 1998
---------------------------------------------
             David R. Carpenter

          /s/ PHILLIP D. MATTHEWS*              Director                          January 12, 1998
---------------------------------------------
             Phillip D. Matthews

            /s/ RICHARD L. NOLAN*               Director                          January 12, 1998
---------------------------------------------
              Richard L. Nolan

             /s/ DELIA M. REYES*                Director                          January 12, 1998
---------------------------------------------
               Delia M. Reyes

            /s/ FRANK M. SANCHEZ*               Director                          January 12, 1998
---------------------------------------------
              Frank M. Sanchez

                  SIGNATURE                                 TITLE                      DATE
---------------------------------------------   -----------------------------   ------------------


          /s/ ELIZABETH A. SANDERS*             Director                          January 12, 1998
---------------------------------------------
            Elizabeth A. Sanders

           /s/ ARTHUR W. SCHMUTZ*               Director                          January 12, 1998
---------------------------------------------
              Arthur W. Schmutz

           /s/ WILLIAM D. SCHULTE*              Director                          January 12, 1998
---------------------------------------------
             William D. Schulte

           /s/ BRUCE G. WILLISON*               Director                          January 12, 1998
---------------------------------------------
              Bruce G. Willison

          *By: /s/ TIM S. GLASSETT
---------------------------------------------
               Tim S. Glassett
              Attorney-in-fact

                    INDEX OF REQUIRED CONSENTS AND OPINIONS
                            (AND POWERS OF ATTORNEY)

EXHIBIT
  NO.                                    DESCRIPTION
-------     ----------------------------------------------------------------------
   5.1      Opinion of Sullivan & Cromwell (incorporated by reference to exhibit
            5.1 to the Registrant's registration statement on Form S-4 (Commission
            File No. 333-41645) (the "Earlier Registration Statement")).
   8.1      Tax opinion of Sullivan & Cromwell (incorporated by reference to exhibit 8.1 to the Earlier Registration Statement).
   8.2      Tax opinion of Cleary, Gottlieb, Steen & Hamilton (incorporated by reference to exhibit 8.2 to the Earlier Registration Statement).
  23.1      Consent of KPMG Peat Marwick LLP.
  23.2      Consent of KPMG Peat Marwick LLP.
  23.3      Consent of Sullivan & Cromwell (incorporated by reference to exhibit
            23.3 to the Earlier Registration Statement).
  23.4      Consent of Sullivan & Cromwell (incorporated by reference to exhibit
            23.4 to the Earlier Registration Statement).
  23.5      Consent of Cleary, Gottlieb, Steen & Hamilton (incorporated by reference to exhibit 23.5 to the Earlier Registration Statement).
  23.6      Consent of Goldman, Sachs & Co.
  24.1      Powers of Attorney.